UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 26, 2010

Concho Resources Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-33615	76-0818600

(Commission File Number)	(I.R.S. Employer Identification No.)

550 West Texas Avenue, Suite 100
Midland, Texas	79701

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (432) 683-7443
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Concho Resources Inc. (the “Company”) has entered into the Second Amendment to Amended and Restated Credit Agreement (the “Second Amendment”), dated as of April 26, 2010, with the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.
The Second Amendment increases the borrowing base from $955.9 million to $1.2 billion and the lenders’ aggregate commitment from $960 million to $1.2 billion. Before the Second Amendment, the borrowing base was to be automatically reduced by $0.30 for every dollar of senior notes issued by the Company. As a result of the Second Amendment, however, the lenders are permitted to exercise discretion and may reduce the borrowing base by $0.30 for every dollar of senior notes issued by the Company or such lesser amount as determined by two-thirds of the lenders upon any such issuance. The Second Amendment also increases the limit on the Company’s aggregate outstanding senior unsecured notes from $300 million to $600 million.
Before entering into the Second Amendment, the Company was permitted to enter into commodities hedging arrangements with an aggregate notional amount for any given month during the succeeding five year period that did not exceed 85% of the Company’s expected production for such month. The Second Amendment increases this monthly limitation on commodities hedging arrangements to 100% of the Company’s estimated production for any given month during the succeeding two year period. For any given month during the remaining three years of the succeeding five-year period, the limitation remains at 85% of the Company’s estimated production for such month.
A copy of the Second Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The above description of the Second Amendment is a summary only and is qualified in its entirety by reference to the complete text of the Second Amendment.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 above is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
On April 29, 2010, the Company issued a press release announcing the Second Amendment. The press release is furnished herewith as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Second Amendment to Amended and Restated Credit Agreement, dated as of April 26, 2010, among Concho Resources Inc. and the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Press release dated April 29, 2010.
THE INFORMATION CONTAINED IN ITEM 7.01 OF THIS CURRENT REPORT, INCLUDING EXHIBIT 99.1 ATTACHED HERETO, SHALL NOT BE DEEMED “FILED” FOR THE PURPOSES OF SECTION 18 OF THE SECURITIES AND EXCHANGE ACT OF 1934, NOR SHALL IT BE DEEMED INCORPORATED BY REFERENCE INTO ANY REGISTRATION STATEMENT OR OTHER FILING PURSUANT TO THE SECURITIES ACT OF 1933, EXCEPT AS OTHERWISE EXPRESSLY STATED IN SUCH FILING.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCHO RESOURCES INC.
Date: April 29, 2010	By:	/s/ C. WILLIAM GIRAUD
		Name:	C. William Giraud
		Title:	Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Second Amendment to Amended and Restated Credit Agreement, dated as of April 26, 2010, among Concho Resources Inc. and the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Press release dated April 29, 2010.
THE INFORMATION CONTAINED IN ITEM 7.01 OF THIS CURRENT REPORT, INCLUDING EXHIBIT 99.1 ATTACHED HERETO, SHALL NOT BE DEEMED “FILED” FOR THE PURPOSES OF SECTION 18 OF THE SECURITIES AND EXCHANGE ACT OF 1934, NOR SHALL IT BE DEEMED INCORPORATED BY REFERENCE INTO ANY REGISTRATION STATEMENT OR OTHER FILING PURSUANT TO THE SECURITIES ACT OF 1933, EXCEPT AS OTHERWISE EXPRESSLY STATED IN SUCH FILING.